EXECUTION VERSION
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT, dated as of April 29, 2014 (this “Amendment”), to the Note Purchase Agreement dated November 30, 2011 (such note purchase agreement being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is between Gill Ranch Storage, LLC, an Oregon limited liability company (the “Company”), and the holders of Notes listed on the signature pages hereto (collectively, the “ Noteholders”).
RECITALS:
A.    The Company and the Noteholders have previously entered into the Existing Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.
B.    The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described hereinbelow.
C.    As an inducement to the Noteholders to enter into such amendments, the Company has agreed to prepay the Floating Rate Notes in whole pursuant to Section 8.2(b) of the Existing Note Purchase Agreement, and the Noteholders have agreed to waive any Breakage Cost Obligation and Premium with respect to such prepayment and any minimum notice period requirement under the Existing Note Purchase Agreement, all as more fully provided herein.
D.    The Noteholders have agreed to such amendments, subject to the condition set forth in Section 3 below.
NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:
Section 1.    AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT Subject to the conditions set forth in Section 3 below, the Noteholders hereby agree to the following amendments to the Existing Note Purchase Agreement, each of which shall be effective as of the date hereof.
(a)Section 10.1(b) of the Existing Note Purchase Agreement is hereby amended in its entirety to read as follows:
Minimum Adjusted EBITDA. The Company will not permit, at the end of any fiscal quarter, commencing with the first fiscal quarter after March 31, 2013, Adjusted EBITDA for such fiscal quarter to be less than the amounts set forth below:

Period April 1, 2013 through March 31, 2014 April 1, 2014 through March 31, 2015	Minimum Adjusted EBITDA $750,000 Not Tested
April 1, 2015 through March 31, 2016	$500,000
April 1, 2016 and thereafter	$1,000,000
(b)The definition of “Minimum Debt Service Reserve Requirement” in Schedule B of the Existing Note Purchase Agreement is hereby amended in its entirety to read as follows:
“Minimum Debt Service Reserve Requirement” shall mean $3,000,000.
Section 2.Prepayment of Floating Rate Notes. On June 6, 2014 (the “Prepayment Date”), the Company shall prepay the $20,000,000 aggregate outstanding principal amount of the Floating Rate Notes in whole, together with accrued interest thereon to but not including the date of prepayment (the “Floating Rate Note Prepayment”) but without the payment of any Breakage Cost Obligation or Premium or the giving of any notice (any such payment of Breakage Cost Obligation or Premium, or notice, with respect to such prepayment having been waived by the Noteholders by their execution and delivery of this Amendment). The Company acknowledges that (i) the Noteholders would not agree to enter into this Amendment in the absence of the Company’s agreement to make the Floating Rate Note Prepayment on the Prepayment Date, and (ii) failure by the Company to make the Floating Rate Note Prepayment on the Prepayment Date shall constitute an Event of Default under Section 11(a) of the Note Purchase Agreement.
Section 3.    EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon the execution and delivery hereof by the Company and by the Noteholders constituting the Required Holders.
Section 4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY; NO DEFAULT. To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the Floating Rate Note Prepayment, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof (it being acknowledged and agreed that, for purposes of such representations and warranties, (x) information delivered to the Noteholders pursuant to Section 7.1 prior to the date hereof shall be included as part of Disclosure Documents, (y) the reference to “June 30, 2011” in Section 5.3 shall be deemed to refer to “December 31, 2013”); and (z) Schedule 5.4 shall be amended to include Stephen P. Feltz as a Company Director and NWN Gas Reserves LLC as a wholly-owned subsidiary of Northwest Energy Corporation), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited liability company action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same, and (iii) certifies that no Default or Event of Default exists under any of the Financing Documents or the Project Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment or the Floating Rate Note Prepayment.
Section 5.REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS. Each Noteholder hereby each individually represents and warrants that it is the sole legal and beneficial owner of the Note or Notes issued to it under the Existing Note Purchase Agreement, with the requisite power and authority to make, deliver and perform under this Amendment.
Section 6.EXPENSES. The Company will promptly (and in any event within thirty (30) days after receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation. This Section 6 shall not be construed to limit the Company's obligations under Section 15.1 of the Existing Note Purchase Agreement.
Section 7.MISCELLANEOUS.
(a)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.
(c)    Financing Document. This Amendment is a Financing Document and all of the provisions of the Note Purchase Agreement that apply to Financing Documents apply hereto.
(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the date hereof.
GILL RANCH STORAGE, LLC

By:
    Name:
    Title:

The foregoing is hereby agreed to as of the date hereof:
NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ___________________________________
Vice President

PRUCO LIFE INSURANCE COMPANY

By: ___________________________________
Assistant Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By: ___________________________________
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    Prudential Investment Management, Inc.,
as investment manager

By:______________________________
Vice President

PRUDENTIAL ANNUITIES LIFE
ASSURANCE CORPORATION

By:    Prudential Investment Management, Inc.,
as investment manager

By:______________________________
Vice President

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